                                POWER ONE, INC.

                 EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT


          THIS AGREEMENT dated as of the _____________ day of _____________ , 19__, (the "Agreement Date") by and between Power One, Inc., a Delaware corporation (the "COMPANY"), and ____________________________ ("EMPLOYEE").


                                 R E C I T A L

          WHEREAS, pursuant to the Company's 1996 Stock Incentive Plan, as amended (the "PLAN"), the Company has granted to Employee effective as of the
_____________ day of ___________________ , 19   (the "AWARD DATE" provided
that if such date is prior to April 1 of a given year, the "Award Date" shall be April 1 of such year), a nonqualified stock option to purchase all or any
part of                     Shares upon the terms and conditions set forth
herein and in the Plan.

          NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as follows:

          1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

          2. GRANT OF OPTION. This Agreement evidences the Company's grant to Employee of the right and option to purchase, on the terms and conditions set forth herein and in the Plan, all or any part of ____________________ Shares at the price of $ _________________ per share (the "OPTION"), exercisable from time to time, prior to the close of business on the day before the tenth anniversary of the Agreement Date (the "EXPIRATION DATE").

          3. CONSIDERATION TO THE COMPANY. In consideration of the granting of the Option by the Company, Employee agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing contained in this Agreement or in any other documents related to the Plan shall confer upon Employee any right to continue in the employ of the Company or constitute any contract of employment, or interfere in any way with the right of the Company to reduce such person's compensation or other benefits or to terminate the employment of Employee, with or without Cause.

          4. EXERCISABILITY OF OPTION. Subject to Section 8.2.2 of the Plan, this Option shall become exercisable in the amounts and on the dates specified in this Section 4; provided, however, in no event shall more than one hundred percent (100%) of the total number of Shares covered by the Option become exercisable.


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          (a)  EXERCISE AMOUNTS AND DATES.

               (i) Ten percent (10%) of the total number of Shares covered by the Option shall become exercisable on each of the third and fourth anniversaries, respectively, of the Award Date;

               (ii) Twenty percent (20%) of the total number of Shares covered by the Option shall become exercisable on the fifth anniversary of the Award Date; and

             (iii) Thirty percent (30%) of the total number of Shares covered by the Option shall become exercisable on each of the sixth and seventh anniversaries, respectively, of the Award Date.


          (b) ACCELERATION OF EXERCISABILITY. In addition to the amounts exercisable pursuant to Section 4(a), this Option may become exercisable on the second anniversary of the Award Date, and on each anniversary of the Award Date thereafter (singularly, an "ACCELERATION DATE", and collectively, the "ACCELERATION DATES"), in the amounts described below:

               (i) TWO YEARS FROM AWARD DATE. The amount of the Option that is exercisable on the second anniversary of the Award Date shall be the sum of the accelerated amounts for (i) the year of the Award Date multiplied by the Percentage and (ii) the year following the Award Date, both (i) and (ii) being determined in accordance with Section 4(c).

               (ii) EACH ACCELERATION DATE EXCEPT THE SECOND ANNIVERSARY OF THE AWARD DATE. The amount of the Option that is exercisable on each Acceleration Date except on the second anniversary of the Award Date shall be the accelerated amount for the calendar year that precedes such date determined in accordance with Section 4(c).

          (c)  DETERMINING THE ACCELERATED AMOUNT FOR ANY CALENDAR YEAR.  The
     accelerated    amount, if any, for any calendar year, shall be determined as follows:

               (i) IF ACTUAL EBITDA EQUALS PROJECTED EBITDA. If Actual EBITDA equals or exceeds Projected EBITDA for such year, then the accelerated amount shall be twenty percent (20%) of the total number of Shares covered by the Option (and, with respect to the year of the Agreement Date, taking into account the "Percentage"); and

               (ii) IF ACTUAL EBITDA IS LESS THAN PROJECTED EBITDA. If Actual EBITDA is less than Projected EBITDA for such year, then the accelerated amount shall be twenty percent (20%) of the total number of Shares covered by the Option reduced by one percent for each percent of such shortfall (and,


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          with respect to the year of the Agreement Date, taking into account the "Percentage"). (For example, if, in the second year, Projected EBITDA is $20M, but Actual EBITDA is $18M then the shortfall percentage would be 10%, and the accelerated amount would be reduced from 20% to 10%.);

              (iii) ROUNDING. The accelerated amount for any calendar year cannot be fractional; it must be rounded to the nearest one percent (1%).

          (d)  DEFINITIONS.

          "ACTUAL EBITDA" means the Company's EBITDA for a particular calendar year and determined from the Company's audited financial statements for such year.

          "PROJECTED EBITDA." By March 1 of each calendar year, the Board will determine a projected EBITDA for the Company (the "PROJECTED EBITDA") for such year. The Board has absolute discretion to set Projected EBITDA, except that the Projected EBITDA cannot exceed one hundred and thirty percent (130%) of the highest Actual EBITDA for any previous calendar year. (For example, if the Actual EBITDA for 1996 is $12M and for 1997 it is 10M, then Projected EBITDA for 1998 cannot exceed $15.6M.) Provided, however, that in the event of an acquisition, re-capitalization, or other similar transaction by the company, the board, in its discretion, may reset the Projected EBITDA to adjust for said transaction.

          "PERCENTAGE". The "Percentage" shall be: 100% if the Agreement Date is from January 1 to February 28 ( or February 29); 75% if the Agreement Date is from March 1 to March 31; 50% if the Agreement Date is from April 1 to June 30; 25% if the Agreement Date is from July 1 to September 30; and 0% if the Agreement Date is from October 1 to December 31.

          5. CONTINUING RIGHT TO PURCHASE CUMULATIVELY. If Employee does not purchase all or any part of the Shares to which Employee is entitled on an Acceleration Date, Employee has the right cumulatively thereafter to purchase any Shares not so purchased and such right shall continue until the Option terminates or expires. The Option shall only be exercisable in respect of whole Shares, and fractional Share interests shall be disregarded. At least 100 Shares must be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option.

          6. METHOD OF EXERCISE OF OPTION. Employee shall exercise the Option by delivering to the Secretary of the Company a written notice stating the number of Shares to be purchased pursuant to the Option and accompanied by (i) delivery of an executed Exercise Agreement in the form attached hereto as Exhibit A (the "EXERCISE AGREEMENT") and (ii) payment made in accordance with and in a form permitted by Section 1.7 or 1.8 of the Plan for the full Purchase Price of the Shares to be purchased, subject to such further limitations and rules or procedures as the Committee may from time to time establish as to any non-cash payment and as to the tax withholding requirements of Section 8.5 of the Plan. Subject to the


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provisions of the Plan, the Purchase Price may be paid in full or in part by
Shares already owned by Employee; provided, however, that any Shares delivered which were initially acquired upon exercise of a stock option must have been owned by Employee at least six months as of the date of delivery. Shares used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date Employee exercises the Option. In addition, Employee (or Employee's Beneficiary or Personal Representative) shall furnish any written statements required pursuant to Section 10 of this Agreement.

          7. TERMINATION OF EMPLOYMENT. The Option and all other rights hereunder, to the extent not exercised, will terminate and become null and void upon Employee's termination of employment, except that:

          (a) if Employee terminates for any reason other than death, Total Disability or for Cause, Employee has 90 days after the date of termination to exercise the Option to the extent the Option was exercisable on the date of termination;

          (b) if Employee is terminated for Cause, the Option shall lapse immediately upon Employee's termination of employment;

          (c) if Employee terminates as a result of a Total Disability, or if Employee suffers a Total Disability within 90 days of a termination of employment under subsection (a) above, Employee or Employee's Personal Representative may exercise the Option, to the extent the Option was exercisable on the date of Employee's termination of employment, within a period of 180 days from the date of Total Disability (or, if earlier, termination of employment);

          (d) if Employee dies while in the employ of the Company, or within 90 days after a termination described in subsection (a) or (c) of this
     Section 7, then Employee's Beneficiary may exercise the Option, to the extent the Option was exercisable on the date of Employee's termination of employment, within a period of 180 days after the date of Employee's death (or, if earlier, Employee's termination of employment);

provided, however, that in no event may the Option be exercised by anyone under this section or otherwise after the Expiration Date.

          8.   TERMINATION OF OPTION UNDER CERTAIN EVENTS.  As permitted by
Section 8.2.3 of the Plan, the Committee retains the right to terminate the Option to the extent not previously exercised upon an event or transaction in which the Company does not survive.

          9. NON-TRANSFERABILITY OF OPTION. The Option and any other rights of Employee under this Agreement or the Plan are nontransferable.


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          10.  PRIVILEGES OF STOCK OWNERSHIP; NONDISTRIBUTIVE INTENT.
Employee shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of the Shares unless and until certificates representing such Shares shall have been issued by the Company to Employee. Upon the issuance and transfer of Shares to Employee pursuant to the Exercise Agreement, unless a registration statement is in effect under the Securities Act of 1933, as amended, ("Securities Act") and applicable state securities laws, relating to such issued and transferred Shares and there is available for delivery a prospectus meeting the requirements of
Section 10 of the Securities Act, the Shares may be issued and transferred to Employee only if he or she represents and warrants in writing to the Company as reasonably requested by the Company. Employee or any other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such person is contrary to the representations and agreement referred to above.

          The Committee may take whatever additional actions it deems appropriate to insure the observance and performance of such representations and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired upon exercise of the Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. No Shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Company may be listed).

          11. ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other.

          12.  SHARES TO BE RESERVED.   The Company shall at all times during
the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement.

          13. NOTICES. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to Employee at the address given beneath Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.


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          14.  PLAN.  The Option and all rights of Employee under this
Agreement are subject to, and Employee agrees to be bound by, all of the terms and conditions of the provisions of the Plan, incorporated herein by this reference, to the extent such provisions are applicable to options granted to Eligible Persons. In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern. Employee acknowledges receipt of a copy of the Plan and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Employee has hereunto set his or her hand.

                                       "THE COMPANY"

                                       POWER ONE, INC.
                                       (a Delaware corporation)

                                       By:
                                               -----------------------------
                                               Steve Goldman

                                       Title:  President/CEO


                                       "THE EMPLOYEE"


                                       -------------------------------------
                                       (Signature)

                                       Name:
                                            --------------------------------
                                       Address:
                                                ----------------------------

                                                ----------------------------


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                               CONSENT OF SPOUSE


          In consideration of the execution of the foregoing Nonqualified Stock Option Agreement by Power One, Inc., I, ___________________________, the spouse of Employee herein named, do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.


          DATED:___________________ , 19__.



                                     ----------------------------------------
                                                Signature of Spouse


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                                  EXHIBIT A

                               POWER ONE, INC.

                             EXERCISE AGREEMENT


          This Exercise Agreement (this "AGREEMENT"), dated as of
_________________, 199___, is made and entered into by and between Power One, Inc., a Delaware corporation (the "COMPANY"), and _____________________ ("PURCHASER").


                                 R E C I T A L

          WHEREAS, pursuant to the Company's 1996 Stock Incentive Plan, as amended (the "PLAN"), the Company granted to Purchaser a non-qualified stock option (the "OPTION") to purchase all or any part of a designated amount of authorized but unissued shares of common stock of the Company and in connection therewith, the Company and Purchaser entered into that certain Nonqualified Stock Option Agreement dated as of ______________________ (the "OPTION AGREEMENT") of which this Agreement is a part and incorporated therein;

          WHEREAS, the Purchaser desires to exercise the Option and purchase from the Company and the Company wishes to issue and sell to Purchaser _________ of its common stock, $0.001 par value per share (the "COMMON STOCK"), to be sold at a price of $_____________ per share, in accordance with and subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  PURCHASE AND SALE OF COMMON STOCK.

          1.1 THE COMMON STOCK. Upon the terms and conditions contained herein, the Company agrees to sell and issue to Purchaser, and Purchaser agrees to purchase from the Company, at a purchase price of $_______ per share, _________________ shares of Common Stock (the "SHARES").

          1.2 PAYMENT AND DELIVERY. The Company shall deliver to Purchaser a stock certificate representing the Shares against delivery to the Company by Purchaser of the purchase price in the sum of $_____________ (which represents the product of the $_____________ price per share and the number of Shares, the "PURCHASE PRICE"), such Purchase Price to be


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paid by cashier's check payable to the order of the Company or in such other manner permitted by the Plan.

SECTION 2.  MISCELLANEOUS

          2.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

          2.2 NOTICES. Any notice, demand, request or other communication herein requested or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or telex or four business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 2.2) shall be as follows:


          If to the Company:  Power One, Inc.
                              740 Calle Plano
                              Camarillo, CA  93012
                              Attn: Secretary

          If to Purchaser:
                              -------------------------------

                              -------------------------------

                              -------------------------------

          2.3 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of incorporation of the Company without regard to conflict of law principles thereunder.

          2.4 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other.

          2.5 CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meaning specified in the Plan.


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          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                              "THE COMPANY"

                              POWER ONE, INC.
                              a Delaware corporation


                              By:
                                   ----------------------------
                              Its:
                                   ----------------------------


                              "PURCHASER"



                              ---------------------------------
                              [NAME]



FORM OF OWNERSHIP:  [  ] INDIVIDUAL     [  ] COMMUNITY PROPERTY

                    [  ] JOINT TENANTS  [  ] TENANTS IN COMMON


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